Exhibit 10.3
AMENDMENT NO. 1 TO THE
INCENTIVE FEE WAIVER AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Incentive Fee Waiver Agreement, dated November 7, 2025 (the “Waiver Agreement”), is entered into by and between Nuveen Churchill BDC V (the “Fund”) and Churchill Asset Management LLC, the Fund’s investment adviser (the “Adviser”), on this 1st day of April, 2026.

WITNESSETH:

WHEREAS, the Fund and the Adviser are parties to the Waiver Agreement; and

WHEREAS, the Fund and the Adviser have agreed to amend the Waiver Agreement solely to extend the period to which the waiver of the incentive fee on income and the incentive fee on capital gains (collectively, the “Incentive Fees”) payable under the Advisory Agreement shall apply.

NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Fund and the Adviser hereby agree as follows:

1.Waiver of Incentive Fees Payable under the Advisory Agreement

(a)The Adviser hereby agrees to waive 100% of the Incentive Fees payable to the Adviser pursuant to Section 6(b) of the Advisory Agreement for the period beginning December 31, 2025 until the earlier of (i) the closing of the Fund’s proposed transaction with Nuveen Churchill Private Capital Income Fund (“PCAP”), a Delaware statutory trust, pursuant to which the Fund will sell to PCAP substantially all of the assets of the Fund, and PCAP will assume all of the Fund’s outstanding liabilities, for total consideration equal to the Fund’s net asset value as of the determination date agreed to by the parties (the “Transaction”), or (ii) June 30, 2026.
Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Waiver Agreement are and shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Waiver Agreement.

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Execution Version
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

NUVEEN CHURCHILL BDC V

By: /s/ John D. McCally
Name: John D. McCally
Title: Vice President and Secretary

CHURCHILL ASSET MANAGEMENT LLC

By: /s/ John D. McCally
Name: John D. McCally
Title: Senior Managing Director and General Counsel

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